SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

THE GYMBOREE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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May 4, 2005

Dear Stockholder:

          You are cordially invited to attend The Gymboree Corporation Annual Meeting of Stockholders to be held at 9:00 a.m. on Monday, June 13, 2005, at our principal executive offices located at 500 Howard Street, San Francisco, California  94105.

          At the Annual Meeting, the following matters of business will be presented:

(1)	election of three directors;

(2)	advisory vote on the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

(3)	transaction of any other business properly presented at the Annual Meeting.

          We will also answer any related questions you may have at that time.  Detailed information as to the business to be transacted at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

          Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be voted.  Accordingly, we ask that you sign and return your proxy card as soon as possible in the envelope provided.

Sincerely,

Lisa M. Harper
Chairman of the Board and Chief Executive Officer

THE GYMBOREE CORPORATION
500 Howard Street
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 13, 2005

TO THE STOCKHOLDERS OF THE GYMBOREE CORPORATION:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Gymboree Corporation, a Delaware corporation (“Gymboree”), will be held on Monday, June 13, 2005, at 9:00 a.m., local time, at our principal executive offices located at 500 Howard Street, San Francisco, California  94105.  The Annual Meeting will be held for the following purposes:

1.	To elect three Class III directors, each for a three-year term expiring upon the 2008 Annual Meeting of Stockholders.

2.	To cast an advisory vote on the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2006.

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          The Proxy Statement is being issued in connection with the solicitation of a proxy on the enclosed form by the Board of Directors of Gymboree for use at Gymboree’s 2005 Annual Meeting of Stockholders.  You are entitled to vote at the Annual Meeting if you were a stockholder of record at the close of business on April 21, 2005.  We will begin distributing this Proxy Statement, proxy card and Gymboree’s 2004 Annual Report to Stockholders on or about May 4, 2005.

FOR THE BOARD OF DIRECTORS

Marina Armstrong
Secretary

          All stockholders are cordially invited to attend the Annual Meeting in person.  Regardless of whether you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.  You may still vote in person if you attend the Annual Meeting, even if you have given your proxy.  Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy card issued in your name.

THE GYMBOREE CORPORATION

2005 PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

          The enclosed proxy is solicited on behalf of the Board of Directors of The Gymboree Corporation (“Gymboree,” “us” or “we”) for use at the Annual Meeting of Stockholders (the “Annual Meeting of Stockholders” or “Annual Meeting”) to be held June 13, 2005 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at our principal executive offices located at 500 Howard Street, San Francisco, California 94105.

          These proxy solicitation materials and our Annual Report to Stockholders for the fiscal year ended January 29, 2005 (“fiscal year 2004”), including financial statements, were mailed on or about May 4, 2005 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Quorum

          Stockholders of record at the close of business on April 21, 2005 (the “record date”) are entitled to notice of and to vote their shares at the Annual Meeting.  At the record date, 31,192,742 shares of our common stock, $0.001 par value per share, were issued and outstanding.  The presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting.

How to Vote

          Registered stockholders can vote by telephone, by the Internet or by mail, as described below.  If you are a beneficial shareholder, please refer to your proxy card or the information forwarded by your broker, bank or other holder of record to see what options are available to you.

          Registered stockholders may cast their vote by:

(1) signing, dating and promptly mailing the proxy card in the enclosed postage-paid envelope;

(2) accessing the website www.proxyvote.com and following the instructions provided on the website; or

(3) calling 1-800-690-6903 and voting by following the instructions provided on the phone line.

Vote Required

          Each holder of record of common stock on the record date is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

          If a quorum is present at the Annual Meeting, the three candidates receiving the highest number of affirmative votes will be elected.  In an election of directors by plurality vote, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required.  Stockholders are not entitled to cumulate votes for the election of directors.

          The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting is required for the approval of the advisory vote on the appointment of our independent registered public accounting firm (which shares voting affirmatively must also constitute a majority of the required quorum).

          Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in the case of “uninstructed shares,” in their own discretion if permitted by the stock exchange or other organization of which they are members.  Certain types of proposals are “non-discretionary,” however, and brokers who have received no instructions from their clients do not have discretion to vote such uninstructed shares on those items.  At this year’s Annual Meeting, brokers will have discretion to vote uninstructed shares on the election of directors and the advisory vote on appointment of our independent registered public accounting firm.

          When brokers vote proxies on some but not all of the proposals at a meeting, the missing votes are referred to as “broker non-votes.”  Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting.  Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

          Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting.  The inspector of election will determine whether or not a quorum is present at the Annual Meeting.  The inspector of election will treat abstentions as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum.  Therefore, abstentions will have the effect of a vote “against” the advisory vote on appointment of our independent registered public accounting firm.

Revocability of Proxies

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Gymboree at our principal offices as set forth above a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Proxy Solicitation

          The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by Gymboree.  Proxies will be solicited by mail and may also be solicited by our directors, officers and other employees, without additional remuneration, in person or by telephone, electronic mail or facsimile transmission.  We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice.  Your cooperation in promptly voting your shares and submitting your proxy by telephone or by completing and returning the enclosed proxy card will help to avoid additional expense.

PROPOSAL ONE: ELECTION OF DIRECTORS

          The number of directors authorized by our bylaws is seven; that number may be changed by an amendment adopted by our Board of Directors or stockholders.  Our Restated Certificate of Incorporation and our bylaws each provide that the directors will be divided into three classes, with the classes serving for staggered, three-year terms.  Currently there are two directors in Class I, two directors in Class II and three directors in Class III.

          Three Class III directors are to be elected at the Annual Meeting.  Stuart G. Moldaw, a current Class III director, has informed the Board of Directors that he will not stand for re-election upon the expiration of the term of his directorship at the Annual Meeting.  Consequently, his term will expire on June 13, 2005.  The nominees for election at the Annual Meeting as Class III directors are the incumbent directors, John C. Pound and William U. Westerfield.  In addition, the Board of Directors has nominated Daniel R. Lyle to be elected at the Annual Meeting.  Mr. Lyle was initially identified as a candidate for director by our director William U. Westerfield.  Mr. Lyle was interviewed by several members of the Board of Directors, including director Gary M. Heil on behalf of the Nominating and Governance Committee.  Based on his interviews and qualifications, Mr. Lyle was recommended as a nominee for director by the Nominating and Governance Committee and his nomination was approved by the Board of Directors.

          The term of each Class III director elected at the Annual Meeting will expire at the Annual Meeting of Stockholders in 2008.  The term of each Class I director will expire at the Annual Meeting of Stockholders in 2006.  The term of each Class II director will expire at the Annual Meeting of Stockholders in 2007.  Each elected director will continue to serve until a successor has been duly elected, or until death, resignation or retirement.

          Unless otherwise instructed, the proxy holders will vote the proxies received by them for our three nominees named in the table below.  The nominees have consented to serve as directors of Gymboree if elected, and management has no reason to believe the nominees will be unable to serve as directors.  In the event that any nominee of Gymboree becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy.

GYMBOREE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH NOMINEE.

Nominees for Class III Directors Whose Terms Expire in 2008

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Daniel R. Lyle	Director, RedEnvelope, Inc. Mr. Lyle has served as a director of RedEnvelope, Inc., a specialty gift retailer, since July 2003. From 1982 to June 2003, Mr. Lyle served as a partner at PricewaterhouseCoopers LLP.	60	—

John C. Pound

President, Integrity Brands, Inc.  Mr. Pound has served as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies, since July 1999.  From February 1998 to February 1999, Mr. Pound was Chairman and Chief Executive Officer of CML Group, Inc. and Chairman of its wholly-owned subsidiaries, Nordic Track and Smith & Hawken.  From 1995 to 1997, Mr. Pound was a limited partner in The Trinity Fund I, L.P., an investment partnership, and an advisor to Thomas M. Taylor & Co., its general partner.  From 1987 to 1997, Mr. Pound taught corporate finance and corporate governance at Harvard University.

		50	2000

William U. Westerfield

Retired Partner, Price Waterhouse LLP.  Mr. Westerfield retired as an audit partner of Price Waterhouse LLP (now PricewaterhouseCoopers LLP) in 1992, a firm he joined in 1956, becoming a partner in 1965.  Mr. Westerfield serves as director and chair of the audit committee of West Marine, Inc., a boating supplies retailer, as well as of Lifetime Hoan Corporation, a designer, marketer and distributor of houseware products.  Mr. Westerfield is also a director of TL Administration Corporation (formerly named Twinlab Corporation where he also served as chair of the audit committee).  In addition, Mr. Westerfield also serves as a consultant in auditing disputes.

		73	1994

Continuing Class I Directors Whose Terms Expire in 2006

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Blair W. Lambert

Chief Operating Officer and Chief Financial Officer, The Gymboree Corporation.  Mr. Lambert has served as Chief Operating Officer and Chief Financial Officer of Gymboree since January 2005.  In August 2003, Mr. Lambert joined Illuminations.com, Inc., a candle and home decorating manufacturer, as the Chief Financial Officer.  He was named to the Illuminations.com, Inc. board of directors in October 2003.  Illuminations.com, Inc. filed for bankruptcy protection on January 9, 2004.  Prior to becoming an officer of Illuminations.com, Mr. Lambert had primarily been a vineyard owner and a private consultant for specialty retail companies since October 2001.  Mr. Lambert served as the Chief Financial Officer of Bebe Stores, Inc. from June 1996 through October 2001.  From 1988 to 1996, Mr. Lambert was employed by Esprit de Corp., a wholesaler and retailer of junior and children’s apparel, footwear and accessories, most recently serving as Corporate Vice President of Finance.

		47	2003

Gary M. Heil

Business and Retail Consultant.  Mr. Heil has been a private consultant for retailers and other service sector companies on topics primarily related to customer loyalty and leadership development since 1987.  He is a member of the board of directors of FrontRange Solutions, a computer software company.  In 2002, Mr. Heil co-founded the National Pitching Association, an organization dedicated to helping young pitchers make better choices in baseball and in life.  In 1987, he co-founded the Center for Innovative Leadership, for which he currently consults and lectures on topics including leadership, customer loyalty, quality management and effective organizational change processes.  Mr. Heil is the author of many business-related books, including Leadership and the Customer Revolution, One Size Fits One and The Leader’s New Clothes.

		54	2003

Continuing Class II Directors Whose Terms Expire in 2007

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Lisa M. Harper

Chairman and Chief Executive Officer, The Gymboree Corporation.  Ms. Harper has served as Chairman of our Board of Directors since June 2002 and Chief Executive Officer since February 2001.  She was Vice Chair of the Board from February 2001 through June 2002.  Ms. Harper joined Gymboree in January 1999 as Vice President, Design.  From December 1999 until February 2000, she served as our Senior Vice President, Merchandising and Design.  From February 2000 until September 2000, Ms. Harper served as our General Merchandise Manager.  From September 2000 until February 2001, she served as our President.  Prior to that, Ms. Harper served as our Director of Design and Merchandising from 1993 to 1995.  Ms. Harper has also held merchandising and design positions with several other clothing retailers, including Limited Too, Esprit de Corp., GapKids, Mervyn’s and Levi Strauss.

		45	2000

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Barbara L. Rambo

Chief Executive Officer, Nitech Corporation.   Ms. Rambo has served as the Chief Executive Officer of Nitech Corporation, a payment technology company, since November 2002.  From January 2000 through March 2002, Ms. Rambo was a director of OpenClose Technologies, a web-based mortgage services company.  Ms. Rambo served as Chairman of the Board of OpenClose Technologies from July 2001 until December 2001, and served as its President and Chief Executive Officer from January 2000 until June 2001.  From 1974 through 1998, Ms. Rambo held various positions at Bank of America, most recently serving as Group Executive Vice President and head of National Commercial Banking.  Ms. Rambo has served as a director of PG&E Corporation and Pacific Gas and Electric Company since January 2005.

		52	1996

Director Retiring at the Annual Meeting

Name	Principal Occupation or Employment/Other Business Affiliations	Age	Director Since

Stuart G. Moldaw

Chairman Emeritus and Management Advisor, The Gymboree Corporation.   Mr. Moldaw has been Chairman Emeritus of Gymboree since June 2002 and has served as Management Advisor to Gymboree since February 2002.  He served as the Chairman of the Board of Directors of Gymboree from January 1994 through June 2002.  Mr. Moldaw previously served as our Chief Executive Officer from February 2000 to February 2001 and our Chairman of the Board of Directors from January 1990 through January 1993.  From 1982 through 1993, Mr. Moldaw was Chairman of Ross Stores, Inc., an off-price retailer, and was Chief Executive Officer of Ross Stores from February 1987 through January 1988.  Since 1993, Mr. Moldaw has been a director and Chairman Emeritus of Ross Stores.

		78	1982

BOARD MEMBERSHIP AND DIRECTOR INDEPENDENCE

          Our business affairs are managed under the direction of the Board of Directors.  Directors meet their responsibilities by participating in meetings of the Board and Board committees, through communications with our chief executive officer and other officers, by reviewing materials provided to them, and by visiting our offices and other facilities.

          During the last fiscal year, the Board of Directors held eight meetings.  The committees of the Board held a total of twenty meetings.  Each director attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served.  Each director who has been nominated for election or reelection and each director whose term will continue is expected to attend our Annual Meeting of Stockholders.  Last year, all directors serving at the time who were continuing or nominated for election attended the Annual Meeting of Stockholders.

          Nasdaq Marketplace Rule 4350 requires that a majority of our directors be “independent,” as defined by Nasdaq Marketplace Rule 4200(a)(15).  The Board of Directors has undertaken a review of the independence of our directors pursuant to Nasdaq Marketplace Rule 4350.  During this review the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director, or certain family members of each director, and us or our subsidiaries and affiliates, senior management or their affiliates, equity investors or independent registered public accounting firm.  As a result of this review, our Board of Directors determined that a majority of our directors, directors Heil, Pound, Rambo and Westerfield, are “independent” under the applicable Nasdaq Marketplace rules described above.  Ms. Harper, who is our chief executive officer, Mr. Moldaw, who is our management advisor, and Mr. Lambert, who is our chief operating officer and chief financial officer, are not “independent.”  The independent directors meet at least twice a year in executive sessions in conjunction with regularly scheduled board meetings.

BOARD MEETINGS AND BOARD COMMITTEES

          The Board of Directors has an Audit Committee, a Nominating and Governance Committee and a Compensation Committee.  Each committee operates pursuant to a written charter that is publicly available on the Gymboree website at www.gymboree.com.

          The Audit Committee consists of directors Westerfield, as Chairman, Rambo and Pound.  All members of the Audit Committee are “independent” within the meaning of the listing standards for the Nasdaq Stock Market and all possess the applicable financial literacy requirements of the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market.  The Board has determined that Mr. Westerfield is an “audit committee financial expert,” as such term is defined by the SEC.  The Audit Committee assists the Board in the oversight of the integrity of Gymboree’s financial statements, Gymboree’s compliance with legal and regulatory requirements that relate to financial reporting matters, the independent registered public accounting firm’s qualifications and independence, the performance of Gymboree’s internal audit function and independent registered public accounting firm, compliance with Gymboree’s code of ethics for its chief executive officer and senior financial officers and compliance with Gymboree’s code of conduct for all Gymboree personnel.  The Audit Committee also reviews and approves all related party transactions.  The Audit Committee held ten meetings during the last fiscal year.

          The Nominating and Governance Committee consists of directors Pound, as Chairman, and Heil.  Both members of the Nominating and Governance Committee are “independent” within the meaning of the listing standards for the National Association of Securities Dealers.  The Nominating and Governance Committee is responsible for monitoring the composition of the Board of Directors and, when appropriate, seeking, screening and recommending for nomination candidates for election to the Board of Directors.  The Nominating and Governance Committee may identify candidates through third-party search firms, recommendations by current directors or executive officers, or other appropriate methods including recommendations by stockholders submitted in accordance with the procedures set forth in the section titled “Consideration of Stockholder-Recommended Director Nominees” in this Proxy Statement.   In so doing, the Nominating and Governance Committee may evaluate a candidate’s decision-making abilities, business experience, relevant expertise, leadership qualities, industry knowledge, diversity, personal integrity and reputation, among other qualifications.  The Nominating and Governance Committee is also responsible for evaluating the structure and practices of, and, when appropriate, recommending new policies to, the Board of Directors.  The Nominating and Governance Committee held two meetings during the last fiscal year.

          The Compensation Committee consists of directors Heil, as Chairman, and Pound.  Both members of the Compensation Committee are “independent” within the meaning of the listing standards of the National Association of Securities Dealers.  Both members of the Compensation Committee are also “outside” directors as that term is used in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended.  The Compensation Committee is responsible for reviewing and approving our compensation policies, including the compensation paid to executive officers.  The Compensation Committee held eight meetings during the last fiscal year.

DIRECTOR COMPENSATION

          Each non-employee director other than the Chairman of the Audit Committee receives annual compensation of $40,000 for service on the Board of Directors.  The Chairman of the Audit Committee receives annual compensation of $50,000.  There are no additional fees for meeting attendance.

          Each of our non-employee directors also receives automatic grants of options to purchase common stock.  Each non-employee director is automatically granted an option to purchase 15,000 shares of common stock under our 2004 Equity Incentive Plan upon such director’s initial election to the Board and on each anniversary thereafter.  All directors also receive discounts on Gymboree merchandise and on participation in our Play & Music programs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND MANAGEMENT

          The following tables set forth certain information known to Gymboree with respect to beneficial ownership of our common stock as of April 8, 2005 by (i) each beneficial owner of more than 5% of our common stock, (ii) each director and director-nominee, (iii) our chief executive officer, the four other most highly compensated executive officers serving as executive officers at the end of fiscal year 2004 and an additional officer who would have been among the most highly compensated executive officers if he had been an executive officer at the end of fiscal year 2004 (collectively, the “Named Executive Officers”), and (iv) all current directors and executive officers as a group.  Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  The number of shares outstanding used in calculating the percentages for a person in the table below includes the shares underlying options held by such person that are exercisable within 60 days of April 8, 2005, but excludes shares underlying options held by any other person.  Percentage of beneficial ownership is based on 31,180,946 shares outstanding as of April 8, 2005.

More than 5% Beneficial Stockholders

	Number of Shares Beneficially Owned	Percent of Outstanding Shares

Kern Capital Management, LLC (1) 114 West 47th Street, Suite 1926 New York, NY 10036	3,258,900	10.5%
Goldman Sachs Asset Management, L.P. (2) 32 Old Slip New York, NY 10005	3,040,086	9.8%
RS Investment Management Co., LLC (3) 388 Market Street, Suite 200 San Francisco, CA 94111	1,884,100	6.0%
Barclays Global Investors, N.A. (4) 45 Fremont Street San Francisco, CA 94105	1,827,560	5.9%
Franklin Resources, Inc. (5) One Franklin Parkway San Mateo, CA 94403	1,603,200	5.1%

Directors and Nominees

Gary M. Heil (6)	1,438	*
Blair W. Lambert (7)	63,699	*
Daniel R. Lyle	0	*
Stuart G. Moldaw (8)	25,000	*
John C. Pound (9)	82,457	*
Barbara L. Rambo (10)	24,375	*
William U. Westerfield (11)	18,043	*

Named Executive Officers

Lisa M. Harper (12)	961,618	3.1%
Matthew K. McCauley (13)	81,584	*
Kip M. Garcia (14)	19,792	*
Lisa T. Bayne (15)	48,334	*
Marina Armstrong (16)	94,987	*
Myles B. McCormick (17)	0	*
All current directors and executive officers as a group (13 persons) (18)	1,437,616	4.6%

* Less than 1%.

(1)

This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 14, 2005.  Kern Capital Management, LLC (“Kern”) filed the Schedule 13G with apparently affiliated persons and reported that, as of December 31, 2004, Kern and the affiliated persons had sole voting and sole dispositive power over all shares.

(2)

This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 9, 2005.  Goldman Sachs Asset Management, L.P. (“Goldman”) filed the Schedule 13G with apparently affiliated persons and reported that, as of December 31, 2004, Goldman and the affiliated persons had sole voting power over 2,503,420 shares and sole dispositive power over 3,040,086 shares.

(3)

This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 14, 2005.  RS Investment Management Co., LLC (“RS Investment”) filed the Schedule 13G with apparently affiliated persons and reported that, as of December 31, 2004, RS Investment and the affiliated persons had sole voting and sole dispositive power over all shares.

(4)

This information is derived from this stockholder’s Schedule 13G filed with the SEC on February 14, 2005.  Barclays Global Investors, N.A. (“Barclays”) filed the Schedule 13G with apparently affiliated persons and reported that, as of December 31, 2004, Barclays and the affiliated persons had sole voting and sole dispositive power over all shares.

(5)

This information is derived from this stockholder’s Schedule 13G/A filed with the SEC on April 11, 2005.  Franklin Resources, Inc. (“Franklin”) filed the Schedule 13G/A with apparently affiliated persons and reported that, as of March 31, 2005, Franklin and the affiliated persons had sole voting power over 1,348,700 shares and sole dispositive power over 1,603,200 shares.

(6)	Consists of 1,438 shares underlying options that are exercisable within 60 days of April 8, 2005.

(7)	Also serves as our chief operating officer and chief financial officer. Includes 13,699 shares underlying options that are exercisable within 60 days of April 8, 2005.

(8)	Consists of 25,000 shares underlying options that are exercisable within 60 days of April 8, 2005.

(9)

Consists of 6,699 shares underlying options that are exercisable within 60 days of April 8, 2005.  Also includes 75,758 shares held by Asdale, Ltd., a corporation for which Mr. Pound acts as an advisor by virtue of being the controlling stockholder of Integrity Brands, Inc.

(10)	Includes 23,375 shares underlying options that are exercisable within 60 days of April 8, 2005.

(11)	Consists of 18,043 shares underlying options that are exercisable within 60 days of April 8, 2005.

(12)	Also serves as a director. Consists of 961,618 shares underlying options that are exercisable within 60 days of April 8, 2005.

(13)	Includes 81,584 shares underlying options that are exercisable within 60 days of April 8, 2005.

(14)	Includes 19,792 shares underlying options that are exercisable within 60 days of April 8, 2005.

(15)	Includes 48,334 shares underlying options that are exercisable within 60 days of April 8, 2005.

(16)	Includes 85,636 shares underlying options that are exercisable within 60 days of April 8, 2005.

(17)	Mr. McCormick resigned as chief financial officer effective as of December 17, 2004.

(18)	Includes 1,300,427 shares underlying options that are exercisable within 60 days of April 8, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers.  Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

          Based solely on our review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, with respect to fiscal year 2004, all of our executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a) of the Securities Exchange Act of 1934, as amended, except that in connection with stock option grants made on September 18, 2003, February 6, 2004 and March 30, 2004, respectively, the following persons inadvertently filed the following late reports:  September 18, 2003: Marina Armstrong, Lisa M. Harper, Matthew K. McCauley, Myles B. McCormick and Deborah J. Nash;  February 6, 2004: Marina Armstrong, Lisa T. Bayne, Matthew K. McCauley and Myles B. McCormick; March 30, 2004:  Marina Armstrong, Lisa M. Harper, Matthew K. McCauley and Myles B. McCormick.  In addition, Mr. McCauley inadvertently filed a late report with respect to stock options granted on February 7, 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee annually reviews and approves all executive officer compensation, administers our incentive plans (including reviewing and approving equity incentive grants to all executive officers) and generally oversees our compensation programs and policies.

          Compensation Policy

          The general goal of our executive compensation program is to offer executive officers competitive compensation based both on our performance and on the individual’s contribution and performance.  Our compensation policies are intended to:

•	motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value;

•	align the interest of the Company’s executive officers with those of its stockholders;

•	support a performance-oriented environment that recognizes individual performance as well as the achievement of our specific internal goals; and

•	attract and retain executives whose abilities are critical to our long-term success.

          Compensation Structure

          The components of our executive compensation program are:

•	base salary;

•	bonus and performance-based cash incentive awards;

•	equity incentives; and

•	other benefits and programs.

          The Compensation Committee’s annual review of the components and total value of the compensation of our executive officers relies on both quantitative and qualitative indicators of individual and company performance in determining the total compensation for our executive officers.  Quantitative factors include the achievement of pre-established corporate earnings targets, expense ratios, store openings and performance relative to certain competitors.  Qualitative factors include the achievement of business objectives and strategic initiatives, particularly with respect to our newly established operating divisions.

          Base Salary

          The Compensation Committee reviews and approves salaries for the executive officers, including the chief executive officer, on an annual basis, generally in the first fiscal quarter.  The Compensation Committee uses a peer group to benchmark pay levels.  The peer group is selected annually by the Compensation Committee in consultation with our compensation consultants and is not the same as the SEC-defined peer group used for the performance graph included in this Proxy Statement.  The Compensation Committee selected the 2004 peer group to include a cross section of companies in the retail apparel sector, with annual sales, market capitalizations and ownership profiles comparable to ours.  The Compensation Committee targets compensation paid to the executive officers to be at the median, with a few exceptions, in comparison to the range of salaries offered by these peer companies.  The Compensation Committee believes that these salary levels are necessary to retain key executive officers.

          Bonus and Performance-Based Cash Incentive Awards

          Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon Gymboree’s performance, as well as the individual contribution of such officer.

          To carry out this policy, we have implemented The Gymboree Corporation Management Bonus Plan (the “MBP”), which provides executive officers and other employees the opportunity to earn incentive bonuses based on annual performance.  The purpose of the MBP is to attract, retain, motivate and reward employees by directly linking the amount of any cash bonus to specific financial goals.  To this end, specific earnings targets are defined and bonus percentages (of an eligible employee’s base salary) are established.  The bonus percentage for an employee increases as the employee’s level of responsibility increases.

          Historically, these earnings targets and bonus percentages were reviewed and approved by the Compensation Committee in the first fiscal quarter of each year for the full fiscal year.  In late 2003, the Compensation Committee determined that using annual earnings targets created an “all or nothing” approach for bonuses.  In 2003, no bonuses were awarded though many eligible employees had performed well and the Company had a successful year in many respects.  For 2004, the MBP was redesigned to award bonuses on a quarterly basis based on the achievement of quarterly earnings targets.  In fiscal year 2004, bonuses were awarded for the first fiscal quarter but no bonuses were paid for the last three fiscal quarters because the earnings targets approved by the Compensation Committee for each of those quarters were not met.  For fiscal year 2005, the Compensation Committee has made further adjustments to the MBP including providing a range of earnings targets with varying payout percentages and administering the MBP under the 2004 Equity Incentive Plan.

          The Compensation Committee may use performance-based cash awards to provide additional long-term incentives to our key executives.  We believe that the ability to structure a long-term incentive award for an executive officer’s performance, measured by specific criteria selected for that executive officer, will increase the overall competitiveness of our compensation package and enhance the long-term incentives provided to such executive officers.  We have not granted these awards in the past but have discussed doing so in the future.

          Equity Incentives

          We use stock options and restricted stock as long-term incentives to reward and retain executive officers as well as other key employees.  Stock option and restricted stock grants provide an incentive that focuses the executives’ attention on Gymboree from the perspective of an owner with an equity stake in the business.  The Compensation Committee believes that stock ownership by executives correlates management interests with stockholder interests and motivates executive officers to make long-term decisions that are in our best interests and those of our stockholders.

          We wish to make a strong distinction between the use of equity as an ongoing component of compensation and the periodic use of equity to stake executive officers to a long-term program of value creation.  We believe that at the senior level, executive officers should view strategy and value from the perspective of an owner.  Our mission with senior executive officers is to provide equity incentives early on in their tenure, at a level that creates appropriate long-term incentives commensurate with their position.  While we also believe in adding to that ownership level over time, as a component of compensation, we distinguish this compensation-related use of equity incentives from the more fundamental need to create a baseline level of ownership as the foundation for the creation of appropriate long-term incentives.

          In 2004, the Compensation Committee continued to increase the ownership stakes of key senior executives with this goal of raising their total potential equity ownership to a level that the Committee believes to be appropriate.  The option grants made in 2004 to several key executives should not, therefore, be viewed as equivalent to a performance component of their annual compensation.  Rather, these grants were made to achieve the ownership levels that the Compensation Committee felt would create appropriate long-term incentives tied to implementation of the Company’s multi-concept growth strategy at a time when it was most important to ensure the retention of these executive officers.

          When awarding options, the Compensation Committee considers many factors in addition to those discussed above, including (1) performance by the individual; (2) stock options required from a competitive point of view to retain the services of the executive officer; (3) the challenges that would be created for our businesses if the executive officer were to leave; (4) market data for comparable companies; and (5) the number of options currently held by such executive officer.  Stock options are granted to executive officers periodically and generally vest over four years following the grant date.

          The Compensation Committee continues to reevaluate the broad use of stock options and has worked with management to reduce the aggregate number of employees who receive grants.  We are also mindful of the accounting considerations.  Accounting rules recently adopted by the Financial Accounting Standards Board will require companies to begin recognizing an accounting expense in connection with awards of stock options at the beginning of the fiscal year beginning January 29, 2006.  Because of this, stock options may no longer be as attractive a form of equity compensation as they were in the past.  The Compensation Committee continues to explore other forms of equity incentives, including restricted stock, that are permitted under the 2004 Equity Incentive Plan.  In 2004, the Compensation Committee made a grant of restricted stock to one executive officer and is likely to make more use of restricted stock in the future.

          Other Benefits and Programs

          Executive officers are allowed to participate in our 1993 Employee Stock Purchase Plan on the same basis as other employees.  Medical, dental, life and benefit programs that are made available to all salaried employees are also made available to officers.  Executive officers are participants in both the Management Change of Control Plan and the Management Severance Plans.  From time to time, certain executive officers have received automobile allowances and other special benefits such as reimbursement of moving expenses, housing allowances and reimbursement of closing costs for real estate purchases.

          Compensation of the Chief Executive Officer

          The compensation paid to Lisa M. Harper for fiscal year 2004 was established in accordance with the guidelines applicable to all executive officers as described above.  We considered in particular the performance of our core Gymboree business, the continuing success of the Janie and Jack division and the rollout of the Janeville division under Ms. Harper’s leadership.

          The Compensation Committee reviewed the components of and total compensation value for Ms. Harper several times during fiscal year 2004.  The Compensation Committee did not increase Ms. Harper’s base salary for fiscal year 2004, nor did she receive a bonus other than the bonus earned pursuant to the MBP for the first quarter of fiscal year 2004.

In March and November 2004, the Compensation Committee granted Ms. Harper options to purchase 250,000 shares under the 2002 Stock Incentive Plan and 200,000 shares under the 2004 Equity Incentive Plan, respectively, in recognition of her contributions over the past years and throughout fiscal year 2004 and to continue the process of increasing her stake in Gymboree to a level approaching that of her peers at comparable companies.

          We do not have an employment agreement with Ms. Harper or any of our other executive officers.

          Tax Deductibility of Compensation

          Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit.

          The Compensation Committee intends to retain the flexibility necessary to provide total compensation in line with our competitors and the market, our compensation philosophy and our best interests.  To the extent there is no adverse effect on our ability to provide compensation in line with our philosophy and practices, it is the Compensation Committee’s policy to minimize executive compensation expense that is non-deductible by Gymboree for tax purposes.  None of the compensation paid for fiscal year 2004 was non-deductible as a result of Section 162(m).

THE COMPENSATION COMMITTEE

Gary M. Heil, Chairman
John C. Pound

PERFORMANCE GRAPH

          The following line graph compares the annual percentage change in the cumulative total stockholder return for our common stock with the Nasdaq Stock Market (U.S.) Index and a SEC-defined peer group of companies identified as SIC Code 5600 whose primary business is the operation of apparel and accessory retail stores (the “Peer Group”).  The graph assumes that $100 was invested in our common stock on January 28, 2000.  In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph.  The information in the graph is provided in annual intervals.  Historical stock price performance should not be considered indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG THE GYMBOREE CORPORATION, THE NATSAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	Cumulative Total Return

	1/28/00	2/3/01	2/2/02	2/1/03	1/31/04	1/29/05

The Gymboree Corporation	100	319.97	304.18	304.18	311.86	267.70
Nasdaq Stock Market (U.S.) Index	100	82.73	47.46	29.19	46.61	46.94
Peer Group	100	105.67	81.74	70.39	103.80	127.06

EXECUTIVE COMPENSATION

          The following table shows the compensation earned during fiscal years 2002, 2003 and 2004 by (i) our chief executive officer and (ii) the Named Executive Officers.  Bonus compensation is reported in the fiscal year in which the compensation was earned.

SUMMARY COMPENSATION TABLE

Name and Principal Position in Fiscal Year 2004		Annual Compensation		Long-Term Compensation Awards

	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)

Lisa M. Harper (1) Chairman of the Board and Chief Executive Officer	2004	645,000	120,938	450,000	3,529
	2003	645,000	0	200,000	540
	2002	565,769	578,593	100,000	540
Matthew K. McCauley (2) Vice President, Planning and Allocation	2004	300,000	48,750	125,000	18,605
	2003	217,519	0	25,000	46,898

Kip M. Garcia (3) Senior Vice President, Merchandising - Kids	2004	210,000	0	100,000	2,483

Lisa T. Bayne (4) Senior Vice President, Brand	2004	300,000	48,750	45,000	5,116
	2003	44,468	100,000	100,000	53
Marina Armstrong (5) Vice President, Human Resources and Secretary	2004	300,000	48,750	100,000	18,413
	2003	247,708	0	30,000	1,006
	2002	220,289	147,452	50,000	1,055
Myles B. McCormick (6) (Former) Chief Financial Officer, Vice President, Finance and Secretary	2004	294,834	48,750	75,000	4,508
	2003	255,769	0	30,000	417
	2002	198,846	138,524	130,000	317

(1)

“All Other Compensation” in 2004 with respect to Ms. Harper represents the cost of health, life and accidental death and dismemberment insurance premiums paid by Gymboree for the benefit of the insured.  Ms. Harper’s fiscal year 2002 bonus amount includes $60,000 that was to be paid at a future date.  The bonus payment was made in fiscal year 2004.

(2)

Mr. McCauley was elected senior vice president and general manager of Gymboree on February 7, 2005.  “All Other Compensation” in 2004 with respect to Mr. McCauley represents $13,900 for housing and moving expenses paid by Gymboree and $4,705 for the cost of health, life and accidental death and dismemberment insurance premiums paid by Gymboree for the benefit of the insured.

(3)

“All Other Compensation” in 2004 with respect to Mr. Garcia represents the cost of health, life and accidental death and dismemberment insurance premiums paid by Gymboree for the benefit of the insured.

(4)

“All Other Compensation” in 2004 with respect to Ms. Bayne represents the cost of health, life and accidental death and dismemberment insurance premiums paid by Gymboree for the benefit of the insured.

(5)

Ms. Armstrong was elected senior vice president, human resources and loss prevention, on February 7, 2005.  “All Other Compensation” in 2004 with respect to Ms. Armstrong represents $13,720 in closing costs paid on her behalf by Gymboree and $4,693 for the cost of health, life and accidental death and dismemberment insurance premiums paid by Gymboree for the benefit of the insured.

(6)

Mr. McCormick resigned as the chief financial officer of Gymboree effective December 17, 2004.  “All Other Compensation” in 2004 with respect to Mr. McCormick represents health, life and accidental death and dismemberment insurance premiums paid by Gymboree for the benefit of the insured.

OPTION GRANTS IN FISCAL YEAR 2004

          The following table sets forth certain information with respect to stock option grants during fiscal year 2004 to the Named Executive Officers.

		Individual Grants

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year (%)(2)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (3)

					5%	10%

Lisa M. Harper	250,000	14.63	$17.02	03/30/2014	$2,675,947	$6,781,374
	200,000	11.70	$11.66	11/18/2014	$1,466,582	$3,716,607
Matthew K. McCauley	25,000	1.46	$14.33	02/06/2014	$225,302	$570,958
	25,000	1.46	$17.02	03/30/2014	$267,595	$678,137
	75,000	4.39	$11.66	11/18/2014	$549,968	$1,393,728
Kip M. Garcia	50,000	2.93	$17.33	04/26/2014	$544,937	$1,380,978
	50,000	2.93	$11.66	11/18/2014	$366,646	$929,152
Lisa T. Bayne	25,000	1.46	$14.33	02/06/2014	$225,302	$570,958
	20,000	1.17	$11.66	11/18/2014	$146,658	$371,661
Marina Armstrong	50,000	2.93	$11.66	11/18/2014	$366,646	$929,152
	10,000	0.59	$14.33	02/06/2014	$90,121	$228,383
	40,000	2.34	$17.02	03/30/2014	$428,151	$1,085,020
Myles B. McCormick	10,000	0.59	$14.33	02/06/2014	$90,121	$228,383
	40,000	2.34	$17.02	03/30/2014	$428,151	$1,085,020
	25,000	1.46	$11.66	11/18/2014	$183,323	$464,576

(1)

The options granted to the Named Executive Officers during fiscal year 2004 were granted under the 2004 Equity Incentive Plan or the 2002 Stock Incentive Plan, have ten-year terms and will vest and become exercisable over a four-year period.  Option grants made on initial hiring typically vest 25% on the first anniversary and 1/48th per month thereafter.  Grants to existing employees typically vest at a rate of 1/48th per month from the date of grant, if the employee has been employed for at least one year.  In the event of a “Change of Control” as defined in our 2004 Equity Incentive Plan and our 2002 Stock Incentive Plan, as amended, the options will vest 100% and will be settled for cash upon the occurrence of the Change of Control, according to a formula set forth in the 2004 Equity Incentive Plan and the 2002 Stock Incentive Plan.

(2)	Based on an aggregate of 1,729,250 options granted to employees of Gymboree during fiscal year 2004.

(3)

In accordance with the rules of the SEC, the potential realizable value over the term of the option (the period from the grant date to the expiration date) is based on SEC-mandated assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually.  These amounts are based on certain assumed rates of appreciation and do not represent our estimates of our future stock price.  Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR 2004 AND YEAR-END OPTION VALUES

          The following table sets forth information regarding option exercises by the Named Executive Officers in fiscal year 2004, and unexercised stock options held by the Named Executive Officers as of January 29, 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at January 29, 2005		Value of Unexercised In-the-Money Options at January 29, 2005 (1)

Name			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Lisa M. Harper	150,886	1,537,431	660,504	635,415	3,267,040	744,102
Matthew K. McCauley	0	0	57,003	148,997	49,792	196,058
Kip M. Garcia	0	0	0	100,000	0	130,000
Lisa T. Bayne	0	0	33,646	111,354	2,168	49,832
Marina Armstrong	39,314	321,837	66,053	130,833	62,672	167,132
Myles B. McCormick	22,917	135,332	77,250	0	0	0

(1)

Value is based on the $12.55 per share closing price of our common stock on the Nasdaq Stock Market on January 28, 2005, the last trading day of fiscal year 2004, less the exercise price.  The last day of our fiscal year was Saturday, January 29, 2005.

TERMINATION OF EMPLOYMENT AND
CHANGE-OF-CONTROL ARRANGEMENTS

          Gymboree offers its executives certain benefits under its Management Change of Control Plan (the “Plan”), its Management Severance Plan for persons hired prior to November 2000 (the “First Management Severance Plan”) and its Management Severance Plan for persons hired during or after November 2000 (the “Second Management Severance Plan”).  Under the Plan, executives who are participants in the Plan are eligible to receive certain lump-sum payments and continued benefits if their employment terminates on an involuntary basis other than for cause within a specified period (either twelve or eighteen months) following a Change of Control of Gymboree (as defined below).  Under the Plan, an employee will generally be deemed to have been involuntarily terminated other than for cause upon (i) a significant reduction in title, duties or responsibilities, (ii) a greater than 10% reduction in annual base salary or in the annual maximum dollar amount of potential cash bonuses, (iii) a material reduction in the kind or level of employee benefits such that the overall benefits package is significantly reduced, (iv) a relocation to a place of employment more than 50 miles from the previous place of employment, or (v) the failure of our successor to assume our obligations under the Plan.

          Under the First Management Severance Plan, executives who are participants in the plan are eligible to receive certain lump-sum payments if their employment with Gymboree terminates on an involuntary basis unrelated to a Change of Control of Gymboree.  Under the Second Management Severance Plan, executives who are participants in the plan are eligible to receive certain payments over a twelve-month period (subject to cessation or adjustment for any executives who accept employment offers elsewhere) if their employment with Gymboree terminates on an involuntary basis unrelated to a Change of Control of Gymboree.  For purposes of each of Gymboree’s Management Severance Plans, an employee will generally be deemed to have been involuntarily terminated if terminated other than for cause or disability (an involuntary termination does not occur if the employee accepts non-comparable employment with Gymboree or is offered comparable employment with Gymboree).

          For the purposes of the foregoing plans, a “Change of Control” of Gymboree is generally defined as (1) an acquisition of 50% or more of the voting power of Gymboree, (2) a change in the composition of the Board of Directors of Gymboree in a two-year period, without the approval of the “Incumbent Directors” (as defined in each plan), that results in fewer than a majority of the Incumbent Directors remaining in office, (3) the completion of a merger or consolidation where the existing stockholders of Gymboree do not hold more than 50% of the voting power of the surviving entity, or (4) the sale or disposition of all or substantially all of the assets of Gymboree.

          In the event of a Change of Control, all outstanding awards under the 1993 Stock Option Plan, the 2002 Stock Incentive Plan and the 2004 Equity Incentive Plan will become immediately vested and exercisable on that date and will be terminated in exchange for cash payments calculated by a formula under the appropriate plan.  The 1993 Stock Option, the 2002 Stock Incentive Plan and the 2004 Equity Incentive Plan define a “Change of Control” as the acquisition by any person other than Gymboree, a subsidiary of Gymboree or an employee benefit plan of Gymboree of 50% or more of the voting power of Gymboree’s outstanding securities, stockholder approval of a merger or consolidation where the existing stockholders of Gymboree would not hold more than 50% of the voting power of the surviving entity, a change in the Board of Directors such that the majority of directors are no longer “Incumbent Directors” as that term is defined in the 1993 Stock Option Plan, the 2002 Stock Incentive Plan and the 2004 Equity Incentive Plan, or stockholder approval of an agreement for the sale or disposition of all or substantially all the assets of Gymboree.

          Under our 1993 Amended and Restated Employee Stock Purchase Plan (“ESPP”), in the event of a merger or sale of all or substantially all of our assets, the option to purchase shares granted under the ESPP will be assumed and substituted for by the successor corporation, unless the Board of Directors determines in its sole discretion to shorten the offering period and set a new purchase date prior to such merger or sale of assets.  The Board of Directors has voted to suspend the ESPP effective as of July 1, 2005.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          In July 2001, we entered into a promissory note with Lisa M. Harper, our chief executive officer, under which she is obligated to repay us a principal sum of $115,000 at an interest rate of 5.50% per annum, compounded annually.  The principal amount and all accrued interest is payable in its entirety in July 2005.  As of April 8, 2005, the outstanding principal and interest due on the promissory note was $140,262.  If Ms. Harper voluntarily ceases to be a full-time employee or consultant of Gymboree prior to the date the note is fully repaid, the remaining balance of the principal sum will be immediately due and payable.

          During fiscal year 2004, Gymboree sold approximately $102,000 of obsolete inventory to Ross Stores, Inc., an off-price retailer for which Stuart G. Moldaw is a director.  Mr. Moldaw is a director of Gymboree, as well as our Chairman Emeritus and Management Advisor.  All sales were made pursuant to procedures approved by the Audit Committee and on terms no more favorable than terms with unrelated parties.

          During fiscal year 2004, Mr. Moldaw received a salary of $29,980 as remuneration for his position as Chairman Emeritus and Management Advisor at Gymboree.  On February 7, 2005, the Compensation Committee increased Mr. Moldaw’s compensation to $75,000 per year ($55,000 in cash and $20,000 in non-cash compensation) retroactive to June 14, 2004.  As a result of the retroactive payment, Mr. Moldaw’s compensation earned for fiscal year 2004 was $57,887.  Gymboree also provides Mr. Moldaw with an off-site office and administrative support, the expenses for which were approximately $156,264 in fiscal year 2004.  Mr. Moldaw’s term as a director of Gymboree will expire on June 13, 2005, and he will not stand for re-election.  Mr. Moldaw will continue to serve as Management Advisor to Gymboree following his retirement as a director.

          Deborah J. Nash resigned as our vice president and general merchandising manager, effective September 1, 2004.  Ms. Nash was provided with severance payments of $128,750.

AUDIT COMMITTEE REPORT

          The Audit Committee of the Board of Directors hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with Gymboree’s management.

2.

The Audit Committee has discussed with Deloitte & Touche LLP, Gymboree’s independent registered public accounting firm during fiscal year 2004, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

3.

The Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP, the independent registered public accounting firm’s independence.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Gymboree’s Annual Report on Form 10-K for the year ended January 29, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
William U. Westerfield, Chairman
Barbara L. Rambo
John C. Pound

FEES AND SERVICES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The aggregate fees billed by Deloitte & Touche LLP for the indicated services performed for fiscal years 2004 and 2003 were as follows:

	Fiscal Year 2004	Fiscal Year 2003

Audit Fees (1)	$1,258,000	$363,000
Audit-Related Fees (2)	$45,000	$116,000
Tax Fees (3)	$364,000	$357,000
All Other Fees (4)	$93,000	$47,000

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of Gymboree’s consolidated annual financial statements including internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Gymboree’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Gymboree’s consolidated financial statements and are not reported under “Audit Fees.”  In fiscal year 2004, these fees included fees for various consultations, Sarbanes-Oxley readiness services and the audit of Gymboree’s 401(k) plan.  In fiscal year 2003, these fees included fees for merchandising system conversion testing, Sarbanes-Oxley readiness services, audit of Gymboree’s 401(k) plan and various consultations.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.  In fiscal year 2004, these fees included $206,000 for tax consultation and $86,000 for tax preparation.  In fiscal year 2003, these fees included $160,000 for tax consultation and $197,000 for tax preparation.

(4)	All Other Fees consist of fees for products and services other than the services reported above. In fiscal years 2003 and 2004, these included fees related to the purchase of tax software products.

          The Audit Committee has considered, and believes that, the non-audit services provided by Deloitte & Touche LLP as described above are compatible with maintaining Deloitte & Touche LLP’s independence as Gymboree’s independent registered public accounting firm.

          The Audit Committee has established a policy requiring its pre-approval of the retention of our independent registered public accounting firm for all audit, review or attest engagements and all non-audit services that the independent registered public accounting firm is permitted to provide Gymboree, as well as its approval of all fees for such services, other than de minimis non-audit services allowed by relevant law.  In fiscal year 2004, the Audit Committee pre-approved all fees listed in the table above.

PROPOSAL TWO: ADVISORY VOTE ON APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending January 28, 2006, and recommends that the stockholders vote in favor of such appointment.

          Deloitte & Touche LLP has served as our independent auditors since 1987.  Stockholder approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise.  The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of Gymboree’s independent registered public accounting firm.  However, the Board of Directors is submitting this matter to the shareholders as a matter of good corporate practice.  The Audit Committee will consider the results of the stockholder vote and in the event of a negative vote will reconsider its selection of Deloitte & Touche LLP.  Even in the event of an affirmative stockholder vote, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Gymboree.

          Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire.  The representatives are also expected to be available to respond to appropriate questions from stockholders.

GYMBOREE’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS GYMBOREE’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 28, 2006.

OTHER INFORMATION

Other Matters of Business

          Gymboree knows of no other matters to be submitted at the Annual Meeting.  If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Annual Report

          Copies of The Gymboree Corporation 2004 Annual Report to Stockholders, which includes the Gymboree Annual Report on Form 10-K for fiscal year 2004, are being mailed to stockholders, together with this Proxy Statement.  Additional copies may be obtained from the Corporate Secretary of Gymboree at 500 Howard Street, San Francisco, California 94105 or through either Gymboree’s website at www.gymboree.com or the SEC website at www.sec.gov.

Corporate Governance Information

          The following corporate governance materials of Gymboree are available in the Investors section of Gymboree’s website at www.gymboree.com.  You may access the materials by clicking on the “Our Company” link:

•	Business & Ethics Code of Conduct;
•	Audit Committee, Nominating and Governance Committee and Compensation Committee charters; and
•	Code of Ethics for Senior Financial Officers.

          If any material provisions of our Business & Ethics Code of Conduct or our Code of Ethics for Senior Financial Officers are waived for our chief executive officer or senior financial officers, or if any substantive changes are made to either code as they relate to any director or executive officer, we will disclose that fact on our website within five business days.

Householding Information

          As permitted by the SEC’s rules, Gymboree will deliver a single copy of the annual report and proxy statement to multiple stockholders sharing an address unless Gymboree has received contrary instructions from one or more of the stockholders.  Gymboree will, upon written or oral request, deliver a separate copy of these documents to a stockholder at a shared address to which a single copy of the documents was delivered.  Registered stockholders wishing to receive a separate annual report and proxy statement in the future or registered stockholders sharing an address wishing to receive a single copy of the annual report and proxy statement in the future may contact ADP Investor Communications Services, 51 Mercedes Way, Edgewood, New York 11717, Attention:  Householding Department, or by telephone at (800) 669-4213.

Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting

          Proposals of stockholders of Gymboree which are intended to be included in our proxy statement and presented by such stockholders at our 2006 Annual Meeting must be received by us no later than January 4, 2006.  In addition, our bylaws establish an advance notice procedure for stockholder proposals that are not intended to be included in our proxy statement, including nominations for the election of directors.  A copy of the full text of the bylaw provisions setting forth the advance notice procedure may be obtained by writing to our Corporate Secretary or via the SEC’s website at www.sec.gov.  For proposals and nominations to be properly brought before the 2006 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to or mailed to and received by our Corporate Secretary at our principal executive offices no later than January 4, 2006.  Any notice of a proposal or nomination received by us after that date will be considered untimely.

Consideration of Stockholder-Recommended Director Nominees

          Gymboree’s Nominating and Governance Committee will consider director nominee recommendations submitted by stockholders.  Stockholders who wish to recommend a director nominee should submit their suggestions in writing to the following: Chairperson of Nominating and Governance Committee, Attn: Corporate Secretary, The Gymboree Corporation, 500 Howard Street, San Francisco, California 94105.

          Stockholders should include the name, biographical information, and other relevant information relating to the recommended director nominee, including information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Securities Exchange Act of 1934, as amended, and the written consent of the director nominee to be named as a nominee and to serve as a director, if elected.  Evaluation of any such recommendations is the responsibility of the Nominating and Governance Committee.  In the event of any stockholder recommendations, the Nominating and Governance Committee would evaluate the persons recommended in the same manner as other candidates.

Stockholder Communications with the Board of Directors

          Stockholders may contact an individual director or our Board of Directors as a group by sending written correspondence to the following address: Board of Directors, Attn: Corporate Secretary, The Gymboree Corporation, 500 Howard Street, San Francisco, California 94105.  Stockholders should clearly specify in each communication the name of the individual or group of directors to whom the communication is addressed.

FOR THE BOARD OF DIRECTORS

Marina Armstrong
Secretary

Dated: May 4, 2005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by The Gymboree Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Gymboree Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GYMBC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GYMBOREE CORPORATION

The Board of Directors recommends a vote FOR the matters listed below. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted FOR Proposals 1 and 2.

			For All	Withhold All	For All Except	To withhold authority to vote for any nominee, mark "For All Except" and write the nominee's name on the line below.

1.	Proposal to elect three Class III directors.
	NOMINEES:	01) Daniel R. Lyle
		02) John C. Pound	☐	☐	☐
03) William U. Westerfield

Vote On Proposal						For	Against	Abstain

2.	Advisory vote on the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending January 28, 2006.					☐	☐	☐

In giving this Proxy, I understand that I may personally vote the shares if I attend the meeting, notwithstanding that I have previously executed and returned the Proxy to the Company.

Please execute this Proxy whether or not you plan to attend in person, and return the Proxy promptly so that this stock will be represented in all events and so that we may have a quorum. Please sign your name exactly as it appears hereon. If acting as attorney, executor, guardian, or trustee, please give title as such. Joint owners should each sign. An authorized person should sign on behalf of corporations, partnerships, associations, etc. and give his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DETACH HERE

PROXY

THE GYMBOREE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, JUNE 13, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE GYMBOREE CORPORATION

P R O X Y

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held June 13, 2005 and the Proxy Statement related thereto, and appoints Lisa M. Harper and Blair W. Lambert, and each of them (with full power to act alone), the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The Gymboree Corporation which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the principal executive offices of The Gymboree Corporation located at 500 Howard Street, San Francisco, California  94105 on Monday, June 13, 2005 at 9:00 a.m., or at any adjournments, continuations or postponements thereof, with the same force and effect as if the undersigned were personally present and voting. The proxies are authorized to vote upon the proposals on the reverse side and, in their discretion, upon all other matters that may properly come before the Annual Meeting of Stockholders.

The Board of Directors unanimously recommends a vote FOR the matters described on the reverse side.  If no directions are given, the shares represented by this Proxy will be voted FOR Proposals 1 and 2, and in accordance with the discretion of other persons named as proxies herein on any other matters that may properly come before the Annual Meeting of Stockholders.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE